UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
Date of earliest
event reported):	December 22, 2005

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)

(303) 837-1661
(Registrant's telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R.ss.230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R.ss.230.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R.ss.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R.ss.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On December 22, 2005, the Compensation Committee of the Board of Directors of Whiting Petroleum Corporation (the “Company”) approved the allocation under the Company’s Production Participation Plan (the “Plan”) of net revenue interests to the Company’s executive officers in oil and natural gas wells acquired or developed during 2005 . The aggregate allocation of net revenue interests in such wells to all employees of the Company for the 2005 plan year was set by the Board of Directors at 2.25%. Of this aggregate amount, the Compensation Committee awarded approximately 5.3% to James J. Volker and approximately 3.5% to each of D. Sherwin Artus, James T. Brown, Bruce R. DeBoer, J. Douglas Lang, Patricia J. Miller, Michael J. Stevens, David M. Seery and Mark R. Williams. Once allocated, such interests (not legally conveyed) are fixed and all payments are pursuant to the terms of the Plan.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (a)        Not applicable.

        (b)        As a result of the appointment of Brent Jensen as the Company’s Treasurer and designation as the Company’s chief accounting officer described in paragraph (c) below, Michael J. Stevens will no longer serve as the Treasurer and chief accounting officer of the Company effective January 1, 2006. Mr. Stevens will continue to serve as the Company’s Vice President and Chief Financial Officer.

        (c)        On December 22, 2005, the Company’s Board of Directors appointed Brent Jensen as Treasurer of the Company and designated Mr. Jensen as the Company’s chief accounting officer effective January 1, 2006. Mr. Jensen is 35 years of age and currently is the Company’s Controller, a position he has held since August 2005. He was previously Senior Audit Manager for PricewaterhouseCoopers L.L.P. in Houston, Texas, where he also held various positions in their oil and gas audit practice since joining that firm in 1994, including assignments in Milan, Italy and Moscow, Russia. He has 12 years of oil and gas accounting experience and is a Certified Public Accountant. Mr. Jensen holds a Bachelor of Arts degree with an emphasis on accounting and business from the University of California, Los Angeles. There are no family relationships between Mr. Jensen and any director or executive officer of the Company, and the Company does not anticipate that Mr. Jensen will enter into an employment agreement with the Company in connection with his appointment.

        (d)        Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: December 22, 2005	By: /s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer